FORM 8-A

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

                     PURSUANT TO SECTION 12(b) OR (g) OF THE

                         SECURITIES EXCHANGE ACT OF 1934

                               USOL Holdings, Inc.

             (Exact name of Registrant as specified in its charter)


             Oregon                                      93-1197477
 (State of incorporation or organization)   (I.R.S. Employer Identification No.)


       10300 Metric Boulevard
          Austin, Texas                                    78758
(Address of principal executive offices)                 (Zip Code)


         If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A.(c)(1), please check the following box. [ ]

         If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A.(c)(2), please check the following box. [ ]

         If the form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [ ]

         If the form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [X]

         Securities Act registration statement file number to which this Form relates: 333-37836 (if applicable)

         Securities to be registered pursuant to Section 12(b) of the Act: None

         Securities to be  registered  pursuant to Section 12(g) of the Act: See
Item 1 on attached page.

Item 1.

Description of Registrant's Securities to be Registered.

         Incorporated by reference herein is the entire discussion appearing under the caption "Description of Securities" in the USOL Holdings, Inc. (the "Company") Registration Statement on Form S-3, Registration No. 333-37836, as filed by the registrant with the Securities and Exchange Commission on May 25, 2000.

Item 2.           Exhibits.

(a)       Form of December 1999 Warrant (1)

(b)       Articles of Incorporation (2)

(c)       Articles of Amendment to the Articles of Incorporation (3)



        (1)   Incorporated   by  reference  to  Exhibit  4.1  to  the  Company's
registration statement on Form S-3 (File No. 333-49291).

        (2)  Incorporation   be  reference  to  Exhibit  3.1  to  the  Company's
registration statement on Form  SB-2 effective July 1998 (File  No. 333-49291).

        (3) Incorporated by reference to Exhibit 4.1 to the Company's Form 8-K dated December 22, 1999 (File No. 01-14271).

                                    SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                           USOL HOLDINGS, INC.




                                            By:  /s/ Robert G. Solomon
                                               --------------------------
                                               Robert G. Solomon
                                               Chairman of The Board and
                                               Chief Executive Officer


Dated: May 29, 2000